As filed with the Securities and Exchange Commission on October 8, 2002

Registration No. 333-82826

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PAYPAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0510487
(State of Incorporation)	(I.R.S. Employer Identification No.)

303 Bryant Street

Mountain View, California 94041

(Address of Principal Executive Offices) (Zip Code)

PAYPAL, INC. 2001 EQUITY INCENTIVE PLAN

X.COM CORPORATION 1999 STOCK PLAN

CONFINITY, INC. 1999 STOCK PLAN

PAYPAL, INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

John D. Muller

General Counsel

PayPal, Inc.

303 Bryant Street

Mountain View, California 94041

(650) 864-8000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Richard W. Porter, P.C. Kirkland & Ellis 200 E. Randolph Drive Chicago, IL 60601 (312) 861-2000	Michael R. Jacobson Senior Vice President, Legal Affairs, General Counsel and Secretary eBay Inc. 2145 Hamilton Avenue San Jose, California 95125 (408) 376-7400	Alison S. Ressler Sullivan & Cromwell 1870 Embarcadero Road Palo Alto, CA 94303 (650) 461-5600

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S–8 (File No. 333-82826) (the “Registration Statement”) of PayPal, Inc. (the “Company”) pertaining to 19,480,156 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which was filed with the Securities and Exchange Commission and became effective on February 15, 2002.  On July 7, 2002, the Company, eBay Inc. (“eBay”) and Vaquita Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of eBay, entered into an Agreement and Plan of Merger pursuant to which Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of eBay (the “Merger”).  The Merger became effective on October 3, 2002 upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

As a result of the Merger, the offering pursuant to the Registration Statement has been terminated.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 7th day of October, 2002.

PAYPAL, INC.

/s/ Matthew J. Bannick
Matthew J. Bannick Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW J. BANNICK	Chief Executive Officer, President	October 7, 2002
Matthew J. Bannick	and Director (Principal Executive
Officer)

/s/ ROELOF F. BOTHA	Chief Financial Officer (Principal	October 7, 2002
Roelof F. Botha	Financial and Accounting Officer)

/s/ RAJIV DUTTA	Director	October 7, 2002
Rajiv Dutta

/s/ MICHAEL R. JACOBSON	Director	October 7, 2002
Michael R. Jacobson